UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 23, 2008
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Appointment of Principal Accounting Officer. On September 23, 2008, the board of directors (the “Board”) of Craftmade International, Inc. (the “Company”) appointed C. Brett Burford as its Principal Accounting Officer in conjunction with his services as the Company’s Chief Financial Officer. The Board appointed Mr. Burford as Chief Financial Officer of the Company effective August 13, 2008.
     C. Brett Burford, age 41, has most recently served as Vice President, Commercial Finance at Cadbury Schweppes Americas Beverages (“CSAB”), the U.S. soft-drink division of London-based Cadbury Schweppes, plc. In his 11-year tenure at CSAB Mr. Burford held several leadership roles, including Vice President of Strategic Planning, and was based for a time in London working on Cadbury’s European beverage business. Prior to joining Cadbury Schweppes, Mr. Burford held the position of Finance Director for the Associates Insurance Group, a division of Associates Corporation of North America, now owned by Citigroup.
     Mr. Burford graduated from Oklahoma State University with a degree in Finance and minors in Accounting and Management Information Systems. He also holds a Master of Business Administration from the University of Texas at Dallas, and a Master of Liberal Arts from Southern Methodist University.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: September 29, 2008	By:	/s/ C. Brett Burford
C. Brett Burford
Chief Financial Officer